                                   RADIUS INC.

                        1994 DIRECTORS STOCK OPTION PLAN

            As Adopted by the Board of Directors on December 14, 1994

              As Approved by the Shareholders on February 15, 1995


     1. PURPOSE. This 1994 Directors Stock Option Plan (this "Plan") is established to provide equity incentives for nonemployee members of the Board of Directors of Radius Inc. (the "Company"), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

     2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors of the Company (the "Effective Date"). This Plan shall be approved by the shareholders of the Company, consistent with applicable laws, within twelve (12) months after the Effective Date. Options ("Options") may be granted under this Plan on or after the Effective Date provided that, in the event that shareholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained. So long as the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the Company will comply with the requirements of Rule 16b-3 with respect to shareholder approval.

     3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be nonqualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company, no par value.

     4. NUMBER OF SHARES. Subject to adjustment as provided in this Plan, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be Shares consisting of 100,000 shares, plus the total number of shares authorized for issuance, but not issued or subject to outstanding options, under the Company's Directors' Stock Option Plan (the "Prior Plan") as of the date of shareholder approval of this Plan. Any shares issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason after the date of shareholder approval of this Plan without having been exercised in full, shall no longer be available for distribution under the Prior Plan, but shall be available for distribution under this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation by the Board of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

     6.   ELIGIBILITY AND AWARD FORMULA.

          6.1 ELIGIBILITY. Options may be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each an "Optionee").

          6.2 INITIAL GRANT. Each Optionee who on or after the Effective Date becomes a member of the Board will automatically be granted an Option for 10,000 Shares (the "Initial Grant"). Initial Grants shall be made on the later of the Effective Date or the date such Optionee joins the Board.

          6.3 SUCCEEDING GRANTS. Each year on the anniversary of the date of the Optionee's Initial Grant hereunder or the anniversary of the date of Optionee's initial grant under the Prior Plan, if the Optionee is still a member of the Board, the Optionee will automatically be granted an Option for 2,500 Shares (the "Succeeding Grant").

          6.4 ADDITIONAL GRANT. In addition, each director who received a grant under the Prior Plan after August 30, 1994 and before the date of shareholder approval of this Plan will receive a one time grant of an option to purchase 1,250 shares of Common Stock upon shareholder approval of this Plan, provided the director continues to serve on the Board at the time of such approval.

     7.   TERMS AND CONDITIONS OF OPTIONS.  Subject to the following and to
Section 6 above:

          7.1 FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form as the Board shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          7.2 VESTING. Options granted under this Plan shall be exercisable as to 25% of the Shares on the first anniversary of the Grant Date for continuous service as a director and as to an additional 25% of such Shares on each subsequent anniversary of the Grant Date for continuous service as a director thereafter. Notwithstanding anything to the contrary, if an Optionee ceases to serve as a member the Board, all Initial Grants and Succeeding Grants held by such Optionee shall cease to vest.

          7.3 EXERCISE PRICE. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares, at the time that the Option is granted.

          7.4 TERMINATION OF OPTION. Except as provided below in this Section, each Option shall expire ten (10) years after the date of grant (the "Expiration Date"). The date on which the Optionee ceases to be a member of the Board shall be referred to as the "Termination Date". An Option may be exercised after the Termination Date only as set forth below:

               (a) TERMINATION GENERALLY. If the Optionee ceases to be a member of the Board for any reason except death or disability, each Option, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee within three
(3) months after the Termination Date, but in no event later than the Expiration Date.

               (b) DEATH OR DISABILITY. If the Optionee ceases to be a member of the Board because of the death of the Optionee or the disability of the Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), each Option, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

     8.   EXERCISE OF OPTIONS.

          8.1 NOTICE. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Board stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          8.2 PAYMENT. Payment for the Shares may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

          8.3 WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

          8.4 LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

               (a) An Option shall not be exercisable until such time as the Plan or, in the case of Options granted pursuant to an amendment to the number of shares that may be issued pursuant to the Plan, the amendment has been approved by the shareholders of the Company in accordance with Section 15 hereof.

               (b) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, as they are in effect on the date of exercise.

               (c) The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Board. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

     11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest Share; and provided, further, that the exercise price of any Option may not be decreased to below the par value of the Shares.

     12. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

     13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

     l4. ACCELERATION OF OPTIONS. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company), the sale of substantially all of the assets of the Company, or any other transaction which qualifies as a "corporate transaction" under Section 424 of the Code wherein the shareholders of the Company give up all of their equity interest in the Company and do not control the surviving entity, the vesting of all options granted pursuant to the Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines.

     15. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan but not the terms of any outstanding option; provided, however, that the Board shall not, without the approval of the shareholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or change the class of persons eligible to receive Options. Further, the provisions in Sections 6 and 7 of this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

     17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

        17.1 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        17.2 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        17.3 "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        17.4 "FAIR MARKET VALUE" shall mean, as of any date, the value of a share of the Company's Common Stock determined as follows:

     (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the day of determination as reported in THE WALL STREET JOURNAL;

     (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the day of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in THE WALL STREET JOURNAL;

     (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in THE WALL STREET JOURNAL; or

     (d)  if none of the foregoing is applicable, by the Board in good faith.

                     DIRECTORS' STOCK OPTION EXERCISE NOTICE

This Notice is delivered this ____ day of ____________, 19__, to Radius Inc., a California corporation (the "COMPANY"), by the optionee named below ("OPTIONEE") with respect to the Directors' Nonqualified Stock Option Grant dated as of the Date of Option Grant set forth below (the "GRANT") issued to Optionee under the Company's 1994 Directors Stock Option Plan (the "PLAN").

OPTIONEE:

SOCIAL SECURITY NUMBER:

ADDRESS:

NUMBER OF SHARES PURCHASED:


PRICE PER SHARE:

AGGREGATE PURCHASE PRICE:


DATE OF OPTION GRANT:

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Grant, as follows (check as applicable and complete):

     [ ] in cash in the amount of $________, receipt of which is acknowledged by the Company;

     [ ] by delivery of_____ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value (as defined in the Plan) of $____ per share;

     [ ] by the waiver hereby of compensation due or accrued for services rendered in the amount of $ ___________;

     [ ] through a "same day sale" as described in Section 5(b)(iv) of the Grant;

     [ ] through a "margin" commitment as described in Section 5(b)(v) of the Grant;



OPTIONEE                           RADIUS INC.

By:                                By:
     -------------------------          -------------------------
Name:                              Name:
     -------------------------          -------------------------
Date:                              Date:
     -------------------------          -------------------------

                                   RADIUS INC.

                   DIRECTORS' NONQUALIFIED STOCK OPTION GRANT



OPTIONEE:

ADDRESS:

TOTAL SHARES SUBJECT TO OPTION:

EXERCISE PRICE PER SHARE:

DATE OF GRANT:

EXPIRATION DATE:


     1. GRANT OF OPTION. Radius Inc., a California corporation (the "COMPANY"), hereby grants to the optionee named above ("OPTIONEE") an option (this "OPTION") to purchase the total number of shares of common stock of the Company set forth above (the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the Company's 1994 Directors Stock Option Plan, as amended to the date hereof (the "PLAN"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

     2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to twenty-five percent (25%) of the Shares on the first anniversary of the Date of Grant, and as to an additional twenty-five percent (25%) of the Shares on each subsequent anniversary of the Date of Grant.

     3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of exercise.

     4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a member of the Board of Directors of the Company or any Parent, Subsidiary or Affiliate of the Company (a "BOARD MEMBER"). The Board shall have discretion to determine whether Optionee has ceased to serve as a Board Member and the date on which such service terminated (the "TERMINATION DATE").

          (a) TERMINATION GENERALLY. If Optionee ceases to be a Board Member for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

          (b) DEATH OR DISABILITY. If Optionee ceases to be a Board Member because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised, by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

     5.   MANNER OF EXERCISE.

          (a) EXERCISE NOTICE. This Option shall be exercisable by delivery to the Company of an executed written Directors' Stock Option Exercise Notice in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise this Option and the number of Shares being subscribed to.

          (b) PAYMENT. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check), (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the exercise price of the Option that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (vi) by any combination of the foregoing where approved by the Board in its sole discretion.

          (c) WITHHOLDING TAXES. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

          (d) ISSUANCE OF SHARES. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee or Optionee's legal representative.

     6. NONTRANSFERABILITY OF OPTION. Unless otherwise permitted by the Board, this Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Grant shall be binding upon the executors, administrators, successors and assigns of Optionee.

     7. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Board, which shall review such dispute at its next regular meeting. The resolutions of such a dispute by the Board shall be final and binding on the Company and on Optionee.

     8. ENTIRE AGREEMENT. The Plan and the Directors' Stock Option Exercise Notice are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Notice constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                   ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a qualified tax advisor prior to such exercise or disposition.

OPTIONEE



By:
    ---------------------